UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

June 26, 2007

Homeland Security Capital Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00631	52-2050585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4100 North Fairfax Drive, Suite 1150, Arlington, Virginia	22203-1664
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(703) 528-7073

__________________________
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Homeland Security Capital Corporation (the “Company”) has indirectly acquired a minority equity interest in Fortress America Acquisition Corporation II (“FAC”). FAC is a blank check company formed for the purpose of acquiring one or more operating businesses in the homeland security industry. The Company currently holds a 10.59% ownership interest in Fortress America Acquisition Holdings, LLC (“FAAH”), the principal initial stockholder of FAC. Investment and voting power of FAAH is controlled by C. Thomas McMillen (the Company’s President, Chief Executive Officer and Chairman of the Board) and Harvey Weiss. Through its ownership of FAAH, the Company is deemed to beneficially own 10.0% of the outstanding capital stock of FAC.

On June 25, 2007, FAC filed a registration statement (the “Registration Statement”) with the Securities Exchange Commission relating to an initial public offering of 10,000,000 units comprised of common stock and warrants. FAAH, has agreed to purchase, in a private placement that will occur immediately prior to FAC’s initial public offering, 1,525,000 warrants, or founder warrants, at a purchase price of $1.00 per warrant. Each founder warrant purchased in the private placement entitles the holder to purchase one share of FAC common stock at a purchase price of $6.00 per share.

The Company has also entered into an agreement (the “FAC Agreement”) with FAC to receive a monthly fee of up to $7,500 for providing FAC with office space and certain office and administrative services. The FAC Agreement will become effective upon the effectiveness of the Registration Statement with the Securities and Exchange Commission. Certain employees of the Company will perform required services pursuant to the FAC Agreement.

Pursuant to a promissory note, FAAH has advanced FAC $150,000 to date to cover expenses related to the offering. Such loan will be payable without interest on the earlier of (1) June 4, 2008 or (2) the date of the initial public offering of FAC. FAC intends to repay this loan from the available proceeds of its initial public offering.

FAAH previously borrowed $500,000 from the Company pursuant to an unsecured promissory note (“FAAH Note”). The FAAH Note has a maturity date of May 31, 2011 and bears interest at a rate of 5% per annum. All principal and accrued interest on the FAAH Note is due upon maturity. The obligations of FAAH under the FAAH Note have been guaranteed by Mr. McMillen. As additional consideration for the issuance of the FAAH Note, the Company received 250,000 membership interests in FAAH (the “FAAH Interests”). The FAAH Interests represent the right to receive 250,000 shares of common stock of FAC.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2007	Homeland Security Capital Corporation

By: /s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: President and Chief Executive Officer